Exhibit 99.1
Investor Contact:  Katie Reinsmidt, Vice President - Corporate Communications and Investor Relations, 423.490.8301, katie_reinsmidt@cblproperties.com

CBL & ASSOCIATES PROPERTIES REPORTS
FOURTH QUARTER AND FULL YEAR 2010 RESULTS

•	Reported FFO per diluted share of $2.08 for the year ended December 31, 2010, excluding a loss on impairment of real estate.
•	Portfolio occupancy increased 200 basis points to 92.4% as of December 31, 2010, compared with December 31, 2009.
•	Same-store sales per square foot for mall tenants 10,000 square feet or less for stabilized malls for the year ended December 31, 2010, increased 2.5%.
•	Portfolio Same Center NOI, excluding lease termination fees, for the fourth quarter 2010 declined 0.3%, compared with a decline of 1.5% in the fourth quarter 2009.

CHATTANOOGA, Tenn. (February 8, 2011) – CBL & Associates Properties, Inc. (NYSE:CBL) announced results for the fourth quarter and year ended December 31, 2010.  A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP measure is located at the end of this news release.

Funds from Operations (“FFO”) allocable to common shareholders for the fourth quarter of 2010, excluding a loss on impairment of real estate, was $86,329,000, or $0.62 per diluted share, compared with $85,783,000, or $0.62 per diluted share, for the fourth quarter of 2009.  FFO allocable to common shareholders, including a loss on impairment of real estate, for the fourth quarter of 2010, was $75,471,000, or $0.54 per diluted share, compared with $2,358,000, or $0.02 per diluted share, for the fourth quarter of 2009.   FFO for the fourth quarter of 2010 included a loss on impairment of real estate of $14,805,000, compared with a loss on impairment of real estate of $114,862,000 in the fourth quarter of 2009.

FFO allocable to common shareholders for 2010, excluding a loss on impairment of real estate, was $287,563,000, or $2.08 per diluted share, compared with $267,425,000, or $2.51 per diluted share, for 2009. FFO allocable to common shareholders for 2010, including a loss on impairment of real estate, was $258,256,000, or $1.87 per diluted share, compared with $190,066,000, or $1.79 per diluted share, for 2009.  FFO for 2010 included a loss on impairment of real estate of $40,240,000, compared with a loss on impairment of real estate of $114,862,000 for 2009.
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CBL Reports Fourth Quarter Results
Page
February 8, 2011

FFO of the operating partnership for the fourth quarter of 2010, excluding a loss on impairment of real estate, was $117,711,000, compared with $118,109,000 for the fourth quarter of 2009. FFO of the operating partnership for the fourth quarter of 2010, including a loss on impairment of real estate, was $102,906,000, compared with $3,247,000 for the fourth quarter of 2009.  FFO of the operating partnership for 2010, excluding a loss on impairment of real estate, was $394,841,000, compared with $397,068,000 for 2009.   FFO of the operating partnership for 2010, including a loss on impairment of real estate, was $354,601,000, compared with $282,206,000 for 2009.

Net income attributable to common shareholders for the fourth quarter of 2010 was $16,266,000, or $0.12 per diluted share, compared with net loss of $57,790,000, or $0.42 per diluted share for the fourth quarter of 2009.  Net income attributable to common shareholders for the fourth quarter of 2010 included a loss on impairment of real estate of $14,805,000, compared with a loss on the impairment of real estate of $114,862,000 in the fourth quarter of 2009.

Net income attributable to common shareholders for 2010 was $29,532,000, or $0.21 per diluted share, compared with net loss of $36,807,000, or $0.35 per diluted share for 2009.  Net income attributable to common shareholders for 2010 included a loss on impairment of real estate of $40,240,000, compared with a loss on impairment of real estate of $114,862,000 for 2009.

CBL’s President and Chief Executive Officer, Stephen D. Lebovitz, commented, “We finished the year with both improved operating results at our properties and a strengthened balance sheet as a result of the successful disposition of several community centers. Portfolio occupancy, led by our malls and community centers, is up significantly as we executed over 4.8 million square feet of leasing in 2010. The benefits of our strategy to backfill space over the past two years with shorter-term leases are beginning to be more evident with the gains in new lease rates.  We are hopeful that we will achieve similar success in renewal leasing as more retailers begin to experience sustained positive sales trends.

“Our goal throughout the second half of 2010 was to maintain the positive momentum we had established and position CBL for future opportunities. The significant improvement in our liquidity, and continued execution of our strategy to drive revenue growth and control expenses, have helped us achieve that goal. As we move forward in 2011, we are more positive in our outlook and are pursuing opportunities for growth such as our outlet center joint venture and the renovation program to enhance several of our market dominant malls. Our hard work during the past year has made us a much stronger company today and we are confident that we are well positioned to capitalize on the improving economy.”

HIGHLIGHTS

▪	Same-store sales per square foot for mall tenants 10,000 square feet or less for stabilized malls for 2010 increased 2.5% to $322 per square foot compared with $314 per square foot in 2009.

▪
Same-center net operating income (“NOI”), excluding lease termination fees, for the fourth quarter of 2010, declined 0.3% compared with a decline of 1.5% for the fourth quarter of 2009. Same-center NOI, excluding lease termination fees, for 2010, declined 1.3% compared with a decline of 1.3% for 2009.

▪
Consolidated and unconsolidated variable rate debt of $1,611,492,000 represented 16.7% of the total market capitalization of $9,645,443,000 for the Company and 28.0% of the Company's share of total consolidated and unconsolidated debt of $5,750,555,000 as of December 31, 2010.

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CBL Reports Fourth Quarter Results

February 8, 2011

PORTFOLIO OCCUPANCY
	December 31,
	2010	2009
Portfolio occupancy	92.4%	90.4%
Mall portfolio	92.9%	91.3%
Stabilized malls	93.2%	91.6%
Non-stabilized malls	77.3%	76.3%
Associated centers	91.3%	92.5%
Community centers	91.8%	80.9%

FINANCING ACTIVITY
During the fourth quarter, CBL retired the $10.9 million loan secured by Wausau Center in Wausau, WI.  Subsequent to the quarter end, CBL retired the $78.7 million loan secured by Mid Rivers Mall in St. Charles, MO.

TRANSACTIONS
During the fourth quarter 2010, CBL conveyed the ownership interest in phase one of Settlers Ridge in Pittsburgh, PA and sold Milford Marketplace in Milford, CT and Lakeview Pointe in Stillwater, OK for a total consideration of $132.8 million.

OUTLOOK AND GUIDANCE
Based on today's outlook, the Company is providing 2011 FFO guidance of $2.10 - $2.15 per share.  The full year guidance includes an estimated gain on the extinguishment of debt of $0.14 per share related to its property in High Point, NC.  While the timing of the anticipated gain is uncertain, the Company is projecting the gain to occur in the second half of the year.  The full year guidance also assumes $4.5 million to $5.5 million of outparcel sales and same-center NOI growth in the range of (0.5%) to 1.0%, excluding the impact of lease termination fees from both applicable periods.  The guidance excludes the impact of any future unannounced acquisitions or dispositions.  The Company expects to update its annual guidance after each quarter's results.

	Low	High
Expected diluted earnings per common share	$0.40	$0.45
Adjust to fully converted shares from common shares	(0.09)	(0.10)
Expected earnings per diluted, fully converted common share	0.31	0.35
Add: depreciation and amortization	1.70	1.70
Add: noncontrolling interest in earnings of Operating Partnership	0.09	0.10
Expected FFO per diluted, fully converted common share	$2.10	$2.15

INVESTOR CONFERENCE CALL AND SIMULCAST
CBL & Associates Properties, Inc. will conduct a conference call at 11:00 a.m. EST on Wednesday, February 9, 2011, to discuss its fourth quarter results.  The number to call for this interactive teleconference is (212) 231-2918.  A seven-day replay of the conference call will be available by dialing (402) 977-9140 and entering the passcode 21463757.  A transcript of the Company's prepared remarks will be furnished on a Form 8-K following the conference call.

To receive the CBL & Associates Properties, Inc., fourth quarter earnings release and supplemental information please visit our website at cblproperties.com or contact Investor Relations at 423-490-8312.

The Company will also provide an online web simulcast and rebroadcast of its 2010 fourth quarter earnings release conference call.  The live broadcast of the quarterly conference call will be available online at cblproperties.com on Wednesday, February 9, 2011, beginning at 11:00 a.m. EST.  The online replay will follow shortly after the call and continue through February 16, 2011.

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CBL Reports Fourth Quarter Results

February 8, 2011

CBL is one of the largest and most active owners and developers of malls and shopping centers in the United States. CBL owns, holds interests in or manages 158 properties, including 85 regional malls/open-air centers. The properties are located in 26 states and total 85.1 million square feet including 2.9 million square feet of non-owned shopping centers managed for third parties. Headquartered in Chattanooga, TN, CBL has regional offices in Boston (Waltham), MA, Dallas (Irving), TX, and St. Louis, MO.  Additional information can be found at cblproperties.com.

NON-GAAP FINANCIAL MEASURES

Funds From Operations
FFO is a widely used measure of the operating performance of real estate companies that supplements net income (loss) determined in accordance with GAAP. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (loss) (computed in accordance with GAAP) excluding gains or losses on sales of operating properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests. Adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests are calculated on the same basis. The Company defines FFO allocable to its common shareholders as defined above by NAREIT less dividends on preferred stock. The Company’s method of calculating FFO allocable to its common shareholders may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

The Company believes that FFO provides an additional indicator of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes the value of real estate assets declines predictably over time. Since values of well-maintained real estate assets have historically risen with market conditions, the Company believes that FFO enhances investors’ understanding of its operating performance. The use of FFO as an indicator of financial performance is influenced not only by the operations of the Company’s properties and interest rates, but also by its capital structure.

The Company presents both FFO of its operating partnership and FFO allocable to its common shareholders, as it believes that both are useful performance measures.  The Company believes FFO of its operating partnership is a useful performance measure since it conducts substantially all of its business through its operating partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company’s common shareholders and the noncontrolling interest in the operating partnership.  The Company believes FFO allocable to its common shareholders is a useful performance measure because it is the performance measure that is most directly comparable to net income (loss) attributable to its common shareholders.

In the reconciliation of net income (loss) attributable to the Company's common shareholders to FFO allocable to its common shareholders, located at the end of this earnings release, the Company makes an adjustment to add back noncontrolling interest in income (loss) of its operating partnership in order to arrive at FFO of its operating partnership.  The Company then applies a percentage to FFO of its operating partnership to arrive at FFO allocable to its common shareholders. The percentage is computed by taking the weighted average number of common shares outstanding for the period and dividing it by the sum of the weighted average number of common shares and the weighted average number of operating partnership units outstanding during the period.

FFO does not represent cash flows from operations as defined by accounting principles generally accepted in the United States, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered as an alternative to net income (loss) for purposes of evaluating the Company’s operating performance or to cash flow as a measure of liquidity.

During the years ended December 31, 2010 and 2009, the Company recorded losses on impairment of certain of its real estate assets. Considering the significance and nature of the impairments, the Company believes that it is important to identify the impact of the change on its FFO measures for a reader to have a complete understanding of the

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CBL Reports Fourth Quarter Results

February 8, 2011

company's results of operations. Therefore, the Company has also presented its FFO measure excluding these impairment charges.

Same-Center Net Operating Income
NOI is a supplemental measure of the operating performance of the Company's shopping centers.  The Company defines NOI as operating revenues (rental revenues, tenant reimbursements and other income) less property operating expenses (property operating, real estate taxes and maintenance and repairs).

Similar to FFO, the Company computes NOI based on its pro rata share of both consolidated and unconsolidated properties.  The Company's definition of NOI may be different than that used by other companies and, accordingly, the Company's NOI may not be comparable to that of other companies.  A reconciliation of same-center NOI to net income (loss) is located at the end of this earnings release.

Since NOI includes only those revenues and expenses related to the operations of its shopping center properties, the Company believes that same-center NOI provides a measure that reflects trends in occupancy rates, rental rates and operating costs and the impact of those trends on the Company's results of operations. Additionally, there are instances when tenants terminate their leases prior to the scheduled expiration date and pay the Company one-time, lump-sum termination fees. These one-time lease termination fees may distort same-center NOI trends and may result in same-center NOI that is not indicative of the ongoing operations of the Company's shopping center properties. Therefore, the Company believes that presenting same-center NOI, excluding lease termination fees, is useful to investors.

Pro Rata Share of Debt
The Company presents debt based on its pro rata ownership share (including the Company's pro rata share of unconsolidated affiliates and excluding noncontrolling interests' share of consolidated properties) because it believes this provides investors a clearer understanding of the Company's total debt obligations which affect the Company's liquidity.  A reconciliation of the Company's pro rata share of debt to the amount of debt on the Company's consolidated balance sheet is located at the end of this earnings release.

Information included herein contains "forward-looking statements" within the meaning of the federal securities laws.  Such statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated.  Future events and actual events, financial and otherwise, may differ materially from the events and results discussed in the forward-looking statements.  The reader is directed to the Company's various filings with the Securities and Exchange Commission, including without limitation the Company's Annual Report on Form 10-K for the year ended December 31, 2009, and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included therein, for a discussion of such risks and uncertainties.

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CBL Reports Fourth Quarter Results

February 8, 2011
CBL & Associates Properties, Inc.
Consolidated Statements of Operations
 (Unaudited; in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
REVENUES:
Minimum rents	$181,756	$180,890	$684,205	$688,466
Percentage rents	8,849	7,155	17,549	16,412
Other rents	9,408	8,941	22,781	20,714
Tenant reimbursements	79,230	80,442	311,590	321,001
Management, development and leasing fees	1,740	1,980	6,416	7,372
Other	7,440	7,371	29,263	28,314
Total revenues	288,423	286,779	1,071,804	1,082,279

EXPENSES:
Property operating	37,977	38,507	150,755	160,715
Depreciation and amortization	74,425	83,295	286,465	306,928
Real estate taxes	23,428	22,202	97,643	96,167
Maintenance and repairs	15,293	14,635	57,293	56,796
General and administrative	11,493	9,830	43,383	41,010
Loss on impairment of real estate	14,805	114,862	40,240	114,862
Other	6,056	7,009	25,523	25,794
Total expenses	183,477	290,340	701,302	802,272
Income (loss) from operations	104,946	(3,561)	370,502	280,007
Interest and other income	1,042	1,022	3,873	5,211
Interest expense	(69,776)	(77,760)	(286,579)	(292,826)
Loss on extinguishment of debt	-	(601)	-	(601)
Gain (loss) on investments	888	(411)	888	(9,260)
Gain on sales of real estate assets	310	2,352	2,887	3,820
Equity in earnings (losses) of unconsolidated affiliates	422	3,622	(188)	5,489
Income tax benefit	1,365	619	6,417	1,222
Income (loss) from continuing operations	39,197	(74,718)	97,800	(6,938)
Operating loss of discontinued operations	(773)	(120)	(9)	(110)
Gain (loss) on discontinued operations	349	45	379	(17)
Net income (loss)	38,773	(74,793)	98,170	(7,065)
Net (income) loss attributable to noncontrolling interests in:
Operating partnership	(6,026)	29,018	(11,018)	17,845
Other consolidated subsidiaries	(6,607)	(6,561)	(25,001)	(25,769)
Net income (loss) attributable to the Company	26,140	(52,336)	62,151	(14,989)
Preferred dividends	(9,874)	(5,454)	(32,619)	(21,818)
Net income (loss) attributable to common shareholders	$16,266	$(57,790)	$29,532	$(36,807)
Basic per share data attributable to common shareholders:
Income (loss) from continuing operations, net of preferred dividends	$0.12	$(0.42)	$0.21	$(0.35)
Discontinued operations	-	-	-	-
Net income (loss) attributable to common shareholders	$0.12	$(0.42)	$0.21	$(0.35)
Weighted average common shares outstanding	139,376	137,878	138,375	106,366

Diluted per share data attributable to common shareholders:
Income (loss) from continuing operations, net of preferred dividends	$0.12	$(0.42)	$0.21	$(0.35)
Discontinued operations	-	-	-	-
Net income (loss) attributable to common shareholders	$0.12	$(0.42)	$0.21	$(0.35)
Weighted average common and potential dilutive common shares outstanding	139,432	137,878	138,416	106,366

Amounts attributable to common shareholders:
Income (loss) from continuing operations, net of preferred dividends	$16,577	$(57,735)	$29,263	$(36,721)
Discontinued operations	(311)	(55)	269	(86)
Net income (loss) attributable to common shareholders	$16,266	$(57,790)	$29,532	$(36,807)

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CBL Reports Fourth Quarter Results

February 8, 2011

The Company's calculation of FFO allocable to Company shareholders is as follows:
(in thousands, except per share data)
	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009

Net income (loss) attributable to common shareholders	$16,266	$(57,790)	$29,532	$(36,807)
Noncontrolling interest in income (loss) of operating partnership	6,026	(29,018)	11,018	(17,845)
Depreciation and amortization expense of:
Consolidated properties	74,425	83,295	286,465	306,928
Unconsolidated affiliates	6,393	6,334	27,445	28,826
Discontinued operations	1,332	1,022	5,307	2,754
Non-real estate assets	(1,281)	(231)	(4,182)	(962)
Noncontrolling interests' share of depreciation and amortization	94	(320)	(605)	(705)
(Gain) loss on discontinued operations	(349)	(45)	(379)	17
Funds from operations of the operating partnership	102,906	3,247	354,601	282,206
Loss on impairment of real estate	14,805	114,862	40,240	114,862
Funds from operations of the operating partnership, excluding loss on impairment of real estate	$117,711	$118,109	$394,841	$397,068

Funds from operations per diluted share	$0.54	$0.02	$1.87	$1.79
Loss on impairment of real estate per diluted share	0.08	0.60	0.21	0.72
Funds from operations, excluding loss on impairment of real estate, per diluted share	$0.62	$0.62	$2.08	$2.51
Weighted average common and potential dilutive common shares outstanding with operating partnership units fully converted	190,101	189,866	190,043	157,970

Reconciliation of FFO of the operating partnership to FFO allocable to Company shareholders:

Funds from operations of the operating partnership	$102,906	$3,247	$354,601	$282,206
Percentage allocable to common shareholders (1)	73.34%	72.63%	72.83%	67.35%
Funds from operations allocable to common shareholders	$75,471	$2,358	$258,256	$190,066

Funds from operations of the operating partnership, excluding loss on impairment of real estate	$117,711	$118,109	$394,841	$397,068
Percentage allocable to common shareholders (1)	73.34%	72.63%	72.83%	67.35%
Funds from operations allocable to Company shareholders, excluding loss on impairment of real estate	$86,329	$85,783	$287,563	$267,425

(1)
Represents the weighted average number of common shares outstanding for the period divided by the sum of the weighted average number of common shares and the weighted average number of operating partnership units outstanding during the period.  See the reconciliation of shares and operating partnership units on page 10.

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CBL Reports Fourth Quarter Results

February 8, 2011

SUPPLEMENTAL FFO INFORMATION (1)
 (in thousands, except per share data)
	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009

Lease termination fees	$238	$2,871	$2,815	$7,284
Lease termination fees per share	$-	$0.02	$0.01	$0.05

Straight-line rental income	$738	$1,596	$5,278	$7,762
Straight-line rental income per share	$-	$0.01	$0.03	$0.05

Gains on outparcel sales	$410	$3,730	$3,015	$6,136
Gains on outparcel sales per share	$-	$0.02	$0.02	$0.04

Amortization of acquired above- and below-market leases	$178	$1,109	$2,386	$5,561
Amortization of acquired above- and below-market leases per share	$-	$0.01	$0.01	$0.04

Amortization of debt premiums	$925	$1,623	$5,134	$6,980
Amortization of debt premiums per share	$-	$0.01	$0.03	$0.04

Income tax benefit	$1,365	$619	$6,417	$1,222
Income tax benefit per share	$0.01	$-	$0.03	$0.01

Loss on impairment of real estate	$(14,805)	$(114,862)	$(40,240)	$(114,862)
Loss on impairment of real estate per share	$(0.08)	$(0.60)	$(0.21)	$(0.73)

Gain (loss) on investments	$888	$(411)	$888	$(9,260)
Gain (loss) on investments per share	$-	$-	$-	$(0.06)

(1)	Supplemental FFO information includes CBL's prorata share of unconsolidated affiliates and excludes noncontrolling interests' share of consolidated properties.

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CBL Reports Fourth Quarter Results

February 8, 2011

Same-Center Net Operating Income
(Dollars in thousands)
	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009

Net income (loss) attributable to the Company	$26,140	$(52,336)	$62,151	$(14,989)

Adjustments:
Depreciation and amortization	74,425	83,295	286,465	306,928
Depreciation and amortization from unconsolidated affiliates	6,393	6,334	27,445	28,826
Depreciation and amortization from discontinued operations	1,332	1,022	5,307	2,754
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	94	(320)	(605)	(705)
Interest expense	69,776	77,760	286,579	292,826
Interest expense from unconsolidated affiliates	6,472	6,332	27,861	29,092
Interest expense from discontinued operations	754	444	2,805	1,225
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(41)	(238)	(967)	(933)
Loss on extinguishment of debt	-	601	-	601
Abandoned projects	(28)	155	392	1,501
Gain on sales of real estate assets	(310)	(2,352)	(2,887)	(3,820)
Gain on sales of real estate assets of unconsolidated affiliates	(129)	(1,433)	(128)	(2,316)
(Gain) loss on investments	(888)	411	(888)	9,260
Loss on impairment of real estate	14,805	114,862	40,240	114,862
Income tax benefit	(1,365)	(619)	(6,417)	(1,222)
Net income (loss) attributable to noncontrolling interests in operating partnership	6,026	(29,018)	11,018	(17,845)
(Gain) loss on discontinued operations	(349)	(45)	(379)	17
Operating partnership's share of total NOI	203,107	204,855	737,992	746,062
General and administrative expenses	11,493	9,830	43,383	41,010
Management fees and non-property level revenues	(5,901)	(4,712)	(21,475)	(19,802)
Operating partnership's share of property NOI	208,699	209,973	759,900	767,270
Non-comparable NOI	(4,039)	(2,029)	(15,559)	(8,884)
Total same-center NOI	$204,660	$207,944	$744,341	$758,386
Total same-center NOI percentage change	-1.6%		-1.9%

Total same-center NOI	$204,660	$207,944	$744,341	$758,386
Less lease termination fees	(235)	(2,855)	(2,804)	(7,219)
Total same-center NOI, excluding lease termination fees	$204,425	$205,089	$741,537	$751,167

Malls	$186,451	$187,009	$672,569	$679,371
Associated centers	8,227	7,932	32,110	31,430
Community centers	3,634	3,310	13,590	14,114
Offices and other	6,113	6,838	23,268	26,252
Total same-center NOI, excluding lease termination fees	$204,425	$205,089	$741,537	$751,167

Percentage Change:
Malls	-0.3%		-1.0%
Associated centers	3.7%		2.2%
Community centers	9.8%		-3.7%
Offices and other	-10.6%		-11.4%
Total same-center NOI, excluding lease termination fees	-0.3%		-1.3%

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CBL Reports Fourth Quarter Results

February 8, 2011

Company's Share of Consolidated and Unconsolidated Debt
(Dollars in thousands)
	December 31, 2010
	Fixed Rate	Variable Rate	Total
Consolidated debt	$3,765,617	$1,444,130	$5,209,747
Noncontrolling interests' share of consolidated debt	(24,708)	(928)	(25,636)
Company's share of unconsolidated affiliates' debt	398,154	168,290	566,444
Company's share of consolidated and unconsolidated debt	$4,139,063	$1,611,492	$5,750,555
Weighted average interest rate	5.81%	2.70%	4.94%

	December 31, 2009
	Fixed Rate	Variable Rate	Total
Consolidated debt	$4,049,718	$1,566,421	$5,616,139
Noncontrolling interests' share of consolidated debt	(23,737)	(928)	(24,665)
Company's share of unconsolidated affiliates' debt	404,104	190,163	594,267
Company's share of consolidated and unconsolidated debt	$4,430,085	$1,755,656	$6,185,741
Weighted average interest rate	5.96%	3.04%	5.13%

Debt-To-Total-Market Capitalization Ratio as of December 31, 2010
(In thousands, except stock price)
	Shares Outstanding	Stock Price (1)	Value
Common stock and operating partnership units	190,065	$17.50	$3,326,138
7.75% Series C Cumulative Redeemable Preferred Stock	460	250.00	115,000
7.375% Series D Cumulative Redeemable Preferred Stock	1,815	250.00	453,750
Total market equity			3,894,888
Company's share of total debt			5,750,555
Total market capitalization			$9,645,443
Debt-to-total-market capitalization ratio			59.6%

(1)
Stock price for common stock and operating partnership units equals the closing price of the common stock on December 31, 2010.  The stock price for the preferred stock represents the liquidation preference of each respective series of preferred stock.

Reconciliation of Shares and Operating Partnership Units Outstanding
(In thousands)
	Three Months Ended December 31,		Year Ended December 31,
2010:	Basic	Diluted	Basic	Diluted
Weighted average shares - EPS	139,376	139,432	138,375	138,416
Weighted average operating partnership units	50,670	50,669	51,626	51,627
Weighted average shares- FFO	190,046	190,101	190,001	190,043

2009:
Weighted average shares - EPS	137,878	137,878	106,366	106,366
Weighted average diluted shares for FFO (2)	-	39	-	37
Weighted average operating partnership units	51,949	51,949	51,567	51,567
Weighted average shares- FFO	189,827	189,866	157,933	157,970

Dividend Payout Ratio
	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Weighted average dividend per share	$0.22010	$0.10371	$0.90496	$0.74032
FFO per diluted, fully converted share(3)	$0.54	$0.02	$1.87	$1.79
Dividend payout ratio	40.8%	518.6%	48.4%	41.4%

(2)
Because the Company incurred net losses during the three months and year ended December 31, 2009, there are no potentially dilutive shares recognized in the number of diluted weighted average shares for EPS purposes for those periods due to their anti-dilutive nature.  However, because FFO was positive during these periods, the dilutive shares are recognized in the number of diluted weighted average shares for purposes of calculating FFO per share.

(3)
FFO per diluted, fully converted share for the three months and year ended December 31, 2010, includes the impact of non-cash impairments of real estate of $0.08 and $0.21, respectively, per share.  FFO per diluted, fully converted share for the three months and year ended December 31, 2009, includes the impact of non-cash impairments of real estate of $0.60 and $0.73, respectively, per share.

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CBL Reports Fourth Quarter Results

February 8, 2011

Consolidated Balance Sheets
(Unaudited,  in thousands except share data)
	December 31,
ASSETS	2010	2009

Real estate assets:
Land	$928,025	$946,750
Buildings and improvements	7,543,326	7,569,015
	8,471,351	8,515,765
Accumulated depreciation	(1,721,194)	(1,505,840)
	6,750,157	7,009,925
Developments in progress	139,980	85,110
Net investment in real estate assets	6,890,137	7,095,035
Cash and cash equivalents	50,896	48,062
Receivables:
Tenant, net of allowance	77,989	73,170
Other	11,996	8,162
Mortgage and other notes receivable	30,519	38,208
Investments in unconsolidated affiliates	179,410	186,523
Intangible lease assets and other assets	265,607	279,950
	$7,506,554	$7,729,110

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY

Mortgage and other indebtedness	$5,209,747	$5,616,139
Accounts payable and accrued liabilities	314,651	248,333
Total liabilities	5,524,398	5,864,472
Commitments and contingencies
Redeemable noncontrolling interests:
Redeemable noncontrolling partnership interests	34,379	22,689
Redeemable noncontrolling preferred joint venture interest	423,834	421,570
Total redeemable noncontrolling interests	458,213	444,259
Shareholders' equity:
Preferred Stock, $.01 par value, 15,000,000 shares authorized:
7.75% Series C Cumulative Redeemable Preferred Stock, 460,000 shares outstanding	5	5
7.375% Series D Cumulative Redeemable Preferred Stock, 1,815,000 and 700,000 shares outstanding in 2010 and 2009, respectively	18	7
Common Stock, $.01 par value, 350,000,000 shares authorized, 147,923,707 and 137,888,408 issued and outstanding in 2010 and 2009, respectively	1,479	1,379
Additional paid-in capital	1,657,507	1,399,654
Accumulated other comprehensive income	7,855	491
Accumulated deficit	(366,526)	(283,640)
Total shareholders' equity	1,300,338	1,117,896
Noncontrolling interests	223,605	302,483
Total equity	1,523,943	1,420,379
	$7,506,554	$7,729,110

-END-